                                                                    EXHIBIT 32.2

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of
Section 13(a) of 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.



Date:    February 9, 2006

                                                   Michael T. Vesey
                                                   -----------------------------
                                                   Michael T. Vesey
                                                   President and Chief Operating
                                                   Officer